FORM OF AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION
AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION (the “Agreement”) dated as of this [ ] day of [ ], 2019, by and between the Broadview Opportunity Fund, a series of Broadview Funds Trust (the “Acquired Fund”), a Delaware statutory trust, and the Madison Small Cap Fund, a series of Madison Funds (the “Acquiring Fund”), a Delaware statutory trust. Madison Asset Management, LLC (“Madison”), a Wisconsin limited liability company, and Broadview Advisors, LLC (“Broadview”), a Wisconsin limited liability company, are parties to this Agreement with respect to Section 6.4(b) hereof only.
W I T N E S S E T H:
WHEREAS, Broadview Funds Trust and Madison Funds are each open-end investment management companies; and
WHEREAS, the parties hereto desire to provide for the acquisition by the Acquiring Fund of all of the assets and known and unknown liabilities of the Acquired Fund, whether absolute, accrued, contingent or otherwise, existing on the Closing Date (as hereinafter defined), solely in exchange for Class Y shares of beneficial interest (no par value) (“Shares”) of the Acquiring Fund, which Shares of the Acquiring Fund will thereafter be distributed by the Acquired Fund to its shareholders in complete liquidation and complete cancellation of its shares, with each shareholder being entitled to receive that proportion of the Shares which the net asset value of the shares of the Acquired Fund held by such shareholder bears to the total net asset value of the shares of the Acquired Fund outstanding as of the close of business on the Valuation Date (as hereinafter defined).
NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:
1.    The Reorganization and Liquidation of the Acquired Fund.
1.1.    The parties hereto hereby adopt this Agreement, pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), as follows: the reorganization will comprise the acquisition by the Acquiring Fund of all of the properties and assets of the Acquired Fund, solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether choate or inchoate, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of the Acquired Fund, existing on the Closing Date, followed by the distribution by the Acquired Fund of such Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, and the liquidation of the Acquired Fund, all upon, and subject to, the terms of the Agreement hereinafter set forth.
The share transfer books of the Acquired Fund will be permanently closed on the Valuation Date and only redemption requests made by shareholders of the Acquired Fund pursuant to Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), received in proper form on or prior to the Valuation Time (as hereinafter defined) shall be fulfilled by the Acquired Fund; redemption requests received by the Acquired Fund after the Valuation Time shall be treated as requests for the redemption of the Shares of the Acquiring Fund to be distributed to the shareholder in question as provided in Section 1.5 herein.
1.2.    On the Closing Date, all of the assets of the Acquired Fund existing on the Closing Date shall be assigned, conveyed, transferred and delivered to, and all of the liabilities of the Acquired Fund existing on the Closing Date shall be assumed by, the Acquiring Fund, and the number of full and fractional Shares of the Acquiring Fund having an aggregate net asset value equal to the value of the net assets of the Acquired Fund will be transferred and delivered to the Acquired Fund.
1.3.    The net asset value of Shares of the Acquiring Fund to be transferred to the Acquired Fund and the value of the net assets of the Acquired Fund to be transferred to the Acquiring Fund shall in each case be determined as of the close of business of the New York Stock Exchange on the Valuation Date. The value of the net assets of the Acquired Fund to be transferred to the Acquiring Fund shall be calculated using the valuation procedures set forth in the Acquiring Fund Prospectus (as hereinafter defined). Each of the Acquired Fund and the Acquiring Fund hereby agrees to cooperate with the other party in valuing the net assets of the Acquired Fund and agrees to use commercially reasonable efforts to identify and resolve prior to the Valuation Time any pricing differences between the prices of the portfolio securities of the Acquired Fund to be transferred to the Acquiring Fund that result from the use of the valuation procedures of the Acquiring Fund as compared to the valuation procedures of the Acquired Fund.
In its discretion, the Acquired Fund shall be entitled to declare and pay, on or prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, is intended to distribute to the Acquired Fund’s shareholders all of the Acquired Fund’s investment company taxable income as defined in Section 852(b) of the Code (computed without regard to any deduction for dividends paid), all of its net tax-exempt income (if any) and all of its net capital gain (if any), in each case for taxable years ending on or prior to the Closing Date and for the period from the closing of its last taxable year through the Closing Date.
1.4.     The closing shall occur on [ ], 2019, or on such other date as may be mutually agreed upon in writing by the parties hereto (the “Closing Date”). The closing shall take place remotely by electronic transmission of closing documents and signature pages on the Closing Date, or such other means as the parties may mutually agree. All acts taking place at the closing shall be deemed to take place simultaneously, immediately after the close of business on the Closing Date unless otherwise provided. The Closing Date is also the “Valuation Date,” and the “Valuation Time” is 3:00 p.m., Central time, on the Valuation Date (or such other time that the New York Stock Exchange closes).

In the event that on the Valuation Date, either the Acquiring Fund or the Acquired Fund has, pursuant to the 1940 Act or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date and the Valuation Date shall be postponed until the first business day after the date when neither party has such suspension or postponement in effect; provided, however, that if such suspension by a Fund shall continue for a period of 60 days beyond the original Valuation Date, then the other Fund party to this Agreement shall be permitted to terminate this Agreement without liability to any party to this Agreement for such termination.
1.5.    As soon as practicable after the Closing Date, the Acquired Fund shall distribute to each of its shareholders that proportion of the Shares which the net asset value of the shares of the Acquired Fund held by such shareholder as of the Valuation Time bears to the total net asset value of the shares of the Acquired Fund outstanding as of the Valuation Time. All issued and outstanding shares of beneficial interest of the Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund. For the purpose of the distribution by the Acquired Fund of such Shares to its shareholders, the Acquiring Fund will promptly cause its transfer agent to: (i) credit an appropriate number of Shares of the Acquiring Fund, on the books of the Acquiring Fund, to each shareholder of the Acquired Fund, in accordance with a list of its shareholders received from the Acquired Fund (the “Shareholder List”); and (ii) confirm an appropriate number of Shares has been delivered to each shareholder of the Acquired Fund. No certificates for Shares of the Acquiring Fund will be issued in connection with the reorganization contemplated hereby. Any transfer taxes payable upon issuance of the Shares in a name other than the registered holder of shares on the Acquired Fund’s books as of the Valuation Time shall, as a condition of such issuance and transfer, be paid by the person to whom such Shares are to be issued and transferred.
The Shareholder List shall indicate, as of the Valuation Time, the name and address of each shareholder of record of the Acquired Fund, indicating his or her share balance. The Acquired Fund agrees to supply the Shareholder List to the Acquiring Fund not later than the Closing Date.
1.6.    At the time of delivery of portfolio securities for examination, as provided in Section 1.7, the Acquired Fund shall deliver to the Acquiring Fund two copies of a list setting forth the securities then owned by the Acquired Fund, including any additional information requested by the Acquiring Fund that is material to the characterization of such securities or distributions thereon in the hands of the Acquiring Fund.
1.7.    Portfolio securities or written evidence reasonably acceptable to the Acquiring Fund of record ownership thereof by the Acquired Fund shall be presented by the Acquired Fund to the Acquiring Fund or, at its request, to its custodian, for examination no later than five business days preceding the Closing Date, it being understood that such holdings may change prior to the Valuation Date. The Acquiring Fund hereby agrees to keep any such information provided prior to the Closing Date confidential and to share such information only with its service providers that (i) require such information in connection with the consummation of the transactions contemplated herein, and (ii) are subject to a duty, contractual or otherwise, to keep such information confidential. All of the Acquired Fund’s assets, including its portfolio securities, as of the Valuation Date shall be delivered, or transferred by appropriate transfer or assignment documents, by the Acquired Fund on the Closing Date to the Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any, or a check for the appropriate purchase price thereof. The cash delivered, if any, shall be in the form of certified or bank cashier’s checks or by bank wire payable to the order of the Acquiring Fund or be such other means as are acceptable to the Acquiring Fund and the Acquired Fund. The number of full and fractional Shares of the Acquiring Fund being delivered against the securities, assets and cash of the Acquired Fund, registered in the name of the Acquired Fund, shall be delivered to the Acquired Fund on the Closing Date. Such Shares shall thereupon be assigned by the Acquired Fund to its shareholders so that the Shares of the Acquiring Fund may be distributed as provided in Section 1.5 herein.
If, at the Closing Date, the Acquired Fund is unable to make delivery under this Section 1.7 to the Acquiring Fund of any of its portfolio securities or cash for the reason that any of such securities purchased by the Acquired Fund, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or the Acquired Fund’s custodian, then the delivery requirements of this Section 1.7 with respect to said undelivered securities or cash will be waived and the Acquired Fund will deliver to the Acquiring Fund by or on the Closing Date executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to the Acquiring Fund, together with such other documents, including a due bill or due bills and brokers’ confirmation slips as may reasonably be requested by the Acquiring Fund.
1.8.    The Acquired Fund will use commercially reasonable efforts to discharge all known liabilities, to the extent practicable, other than those incurred in the ordinary course of business, prior to the Closing Date. Notwithstanding the foregoing, any liabilities not so discharged shall be assumed by the Acquiring Fund, which assumed liabilities shall include all of the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether choate or inchoate, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement, existing on the Closing Date.
1.9.    As soon as practicable following the liquidation of the Acquired Fund as aforesaid, the Acquired Fund shall be deregistered as an investment company under the 1940 Act and dissolved pursuant to the provisions of the Declaration of Broadview Funds Trust (“Broadview Funds”), as amended, and applicable law, and its legal existence terminated. Any reporting responsibility of the Acquired Fund, whether under the 1940 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise (other than with respect to tax reporting matters, which are addressed in Section 9 below), is and shall remain the responsibility of the Acquired Fund for all periods prior to the Closing Date.
1.10.    Copies of all books and records maintained on behalf of the Acquired Fund in connection with its obligations under the 1940 Act, the Code, state blue sky laws or otherwise in connection with this Agreement will be made available upon request after the Closing Date to officers of the Acquiring Fund or their designee, at no cost, and the Acquiring Fund or its designee shall comply with applicable record retention requirements to which Acquired Fund is subject under the 1940 Act.

2.    Conditions Precedent to Obligations of the Acquiring Fund. The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:
A.    The Board of Trustees of Broadview Funds, on behalf of the Acquired Fund, shall have authorized the execution of this Agreement and the information required as contemplated by Rule 145 under the Securities Act (the “Combined Information Statement/Prospectus”) shall have been mailed to shareholders of the Acquired Fund.
B.    [RESERVED].
C.    On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
D.    The representations and warranties of the Acquired Fund contained herein shall be true and correct in all material respects at and as of the Closing Date and each of Broadview Funds and the Acquired Fund shall have complied with all of the terms of the Agreement and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date, and the Acquiring Fund shall have been furnished with a certificate of the President, Secretary or Treasurer of Broadview Funds, on behalf of the Acquired Fund, to this effect dated the Closing Date.
E.    A registration statement filed by the Acquiring Fund under the Securities Act on Form N-14 and containing the Combined Information Statement/Prospectus shall have become effective under the Securities Act (the “Registration Statement”), no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.
F.    That all actions taken by Broadview Funds on behalf of the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund and Godfrey & Kahn, S.C.
G.    The Acquiring Fund shall have received an opinion, dated the Closing Date, of Godfrey & Kahn, S.C., to the same effect as the opinion contemplated by Section 3(G) of this Agreement.
3.    Conditions Precedent to Obligations of Acquired Fund. The obligations of the Acquired Fund hereunder shall be subject to the following conditions:
A.    The Board of Trustees of the Acquiring Fund shall have authorized the execution of this Agreement, and the Acquiring Fund shall have furnished to the Acquired Fund copies of resolutions to that effect.
B.    [RESERVED].
C.    That Madison Funds, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund a document dated as of the Closing Date, pursuant to which the Acquiring Fund will, in connection with the transactions contemplated by this Agreement, assume all of the known and unknown liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether choate or inchoate, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of the Acquired Fund existing as of the Closing Date.
D.    On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
E.    That all actions taken by Madison Funds on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquired Fund.
F.    The representations and warranties of the Acquiring Fund contained herein shall be true and correct in all material respects at and as of the Closing Date and each of Madison Funds and the Acquiring Fund shall have complied with all of the terms of the Agreement and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date, and the Acquired Fund shall have been furnished with a certificate of the President, Secretary or Treasurer of Madison Funds, on behalf of the Acquiring Fund, to this effect dated the Closing Date.
G.    The Acquired Fund shall have received an opinion satisfactory in form and substance to the Acquired Fund from Godfrey & Kahn, S.C. which shall be entitled to rely in rendering such opinion on the representations of the Acquired Fund herein and such other customary representations as it deems necessary for purposes of such opinion, to the effect that, for federal income tax purposes:
(a) The Acquired Fund’s transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, followed by the Acquired Fund’s distribution of Shares of the Acquiring Fund to the Acquired Fund’s shareholders in complete liquidation of the Acquired Fund will constitute a “reorganization” within the meaning of Section 368(a) of the Code. The Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b) Under Section 354 of the Code, no gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of shares of the Acquired Fund for the Shares of the Acquiring Fund;
(c) Under Sections 361 and 357 of the Code, the Acquired Fund will not recognize gain or loss (i) upon the transfer of all of its assets to the Acquiring Fund solely in exchange for Shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the Acquired Fund’s liabilities, or (ii) upon the distribution of the Shares of the Acquiring Fund to the shareholders of the Acquired Fund;
(d) Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon its receipt of all of the Acquired Fund’s assets and liabilities, if any, solely in exchange for Shares of the Acquiring Fund;
(e) Under Section 358 of the Code, the aggregate adjusted tax basis of the Shares of the Acquiring Fund received by each of the shareholders of the Acquired Fund will be the same as the shareholder’s aggregate adjusted tax basis in the shares of the Acquired Fund surrendered in exchange therefor;
(f) Under Section 1223(1) of the Code, the holding period of the Shares of the Acquiring Fund received in exchange for Acquired Fund shares by each shareholder of the Acquired Fund will include the period for which such shareholder held or is treated for federal income tax purposes as having held the Acquired Fund shares surrendered in exchange therefor, provided that the shareholder held such Acquired Fund shares as capital assets;
(g) Under Section 362(b) of the Code, the adjusted tax basis of the Acquired Fund’s assets in the hands of the Acquiring Fund will be the same as the adjusted tax basis of such assets to the Acquired Fund immediately prior to the transfer;
(h) Under Section 1223(2) of the Code, the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held or treated for federal income tax purposes as held by the Acquired Fund; and
(i) The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to any application conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.
H.    The Registration Statement shall have become effective under the Securities Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Acquired Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.
4.    Representations, Warranties and Covenants of Acquired Fund. Broadview Funds, on behalf of the Acquired Fund, hereby represents, warrants, covenants and agrees that:
(A)    The Board of Trustees of Broadview Funds, on behalf of the Acquired Fund, has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquired Fund copies of resolutions to that effect.
(B)    The financial statements of the Acquired Fund as of September 30, 2018, heretofore furnished to the Acquiring Fund, present fairly the financial position, results of operations, changes in net assets and liabilities of the Acquired Fund as of that date, in conformity with accounting principles generally accepted in the United States of America; and to its knowledge, from October 1, 2018, through the date hereof, there have not been, and through the Closing Date it is not anticipated that there will be, any material adverse change in the business or financial condition of the Acquired Fund, it being agreed that a decrease in the size of the Acquired Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change.
(C)    The prospectus and statement of additional information contained in the Acquired Fund’s registration statement under the 1940 Act and the Securities Act, dated January 28, 2019, as amended and supplemented (collectively, the “Acquired Fund Prospectus”), conforms in all material respects to the requirements of the 1940 Act and the Securities Act and the regulations thereunder and does not contain with respect to Broadview Funds or the Acquired Fund any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Acquired Fund’s Form N-1A registration statement, as amended, as of the date of the filing of the last post-effective amendment, conformed in all material respects to the requirements of the 1940 Act and the Securities Act and the regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(D)    It is not aware of any material undisclosed or contingent liability of the Acquired Fund (other than liabilities arising in the ordinary course of business) that is not reflected in the Acquired Fund’s financial statements for the period ended September 30, 2018, as updated through the semi-annual period ended March 31, 2019, and it is not aware of any material legal, administrative, or other proceedings or investigations pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund that is not reflected in the Acquired Fund Prospectus. Prior to the Valuation Date, the Acquired Fund will quantify and reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material known liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2018, whether or not incurred in the ordinary course of business.

(E)    There are no material contracts outstanding to which the Acquired Fund is a party other than those disclosed in the Acquired Fund Prospectus or the Combined Information Statement/Prospectus, or that have otherwise been disclosed to the Acquiring Fund, which if terminated may result in material liability to the Acquired Fund (or to the Acquiring Fund as a result of the transactions contemplated by this Agreement) or under which (whether or not terminated) any material payments for periods subsequent to the Valuation Date will be due from the Acquired Fund (or from the Acquiring Fund as a result of the transactions contemplated by this Agreement).
(F)    The Acquired Fund satisfies the fund governance standards defined in Rule 0-1(a)(7)(ii), (iii), (v), (vi) and (vii) under the 1940 Act.
(G)    The Acquired Fund is a validly existing series of Broadview Funds, a Delaware statutory trust duly established and validly existing under the laws of the State of Delaware, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Acquired Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement. The Broadview Funds is a duly registered, open-end management investment company which offers its shares to the public, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the Securities Act are in full force and effect.
(H)    All federal and other tax returns and reports of the Acquired Fund required by law to be filed on or before the Closing Date (taking into account extensions) have been filed, and all federal and other taxes shown as due on said returns and reports have been paid or provision shall have been made for the payment thereof and, to the best of the knowledge of the officers of Broadview Funds, no such return is currently under audit and no assessment has been asserted with respect to such returns.
(I)    For each taxable year of its operations, the Acquired Fund (i) has qualified or will qualify (in the case of the taxable year that includes the Closing Date for that portion of such taxable year ending with the Closing Date), as a regulated investment company under Subchapter M of the Code, (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code and (iii) has been, and will be as of the Closing Date treated as a separate corporation for federal income tax purposes. The Acquired Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquired Fund to fail to qualify as a regulated investment company under the Code.
(J)    The Acquired Fund is not required to call a meeting of Acquired Fund’s shareholder to obtain approval of the transactions contemplated herein.
(K)    All of the issued and outstanding shares of the Acquired Fund have been offered and sold in compliance in all material respects with applicable requirements of the Securities Act and state securities laws. Shares of the Acquired Fund are registered in all jurisdictions in which they are required to be registered and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid as of the Valuation Date have been paid, and the Acquired Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered.
(L)    All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares, nor is there outstanding any security convertible to any of its shares.
(M)    At the Closing Date, the Acquired Fund will have good and valid title to all of the Acquired Fund’s assets, subject to no liens (other than the obligation, if any, to pay the purchase price of portfolio securities purchased by the Acquired Fund which have not settled prior to the Closing Date), security interests or other encumbrances, and full right, power and authority to transfer such assets hereunder, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including any restrictions as might arise under the Securities Act.
(N)    The Acquired Fund has maintained or has caused to be maintained on its behalf all books and accounts as required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and the rules thereunder.
5.    Representations, Warranties and Covenants of Acquiring Fund. Madison Funds, on behalf of the Acquiring Fund, hereby represents, warrants, covenants and agrees that:
(A)    The Board of Trustees of the Acquiring Fund has authorized the execution of this Agreement and the transactions contemplated hereby, and has furnished to the Acquired Fund copies of resolutions to that effect.
(B)    The Acquiring Fund is a validly existing series of Madison Funds, a Delaware business trust duly established and validly existing under the laws of the State of Delaware, and has power to own properties and assets and to carry out its obligations under this Agreement. Each of Madison Funds and the Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.
(C)    The currently effective prospectus and statement of additional information of the Acquiring Fund included in Madison Funds’ Form N-1A registration statement under the 1940 Act and the Securities Act (collectively, the “Acquiring Fund Prospectus”), (i) conforms in all material respects to the applicable requirements of the 1940 Act and the Securities Act and the regulations thereunder, and (ii) does not contain, with respect to the Acquiring Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(D)    It is not aware of any material legal, administrative or other proceedings or investigations pending or, to the knowledge of the Acquiring Fund, threatened against Madison Funds or the Acquiring Fund, not reflected in the Combined Information Statement/Prospectus.
(E)    The Registration Statement and the Combined Information Statement/Prospectus included therein, as of its effective date, will conform in all material respects to the requirements of the 1940 Act and the Securities Act and will not contain, with respect to Madison Funds or the Acquiring Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(F)    Madison Funds satisfies the fund governance standards defined in Rule 0-1(a)(7)(ii), (iii), (v), (vi) and (vii) under the 1940 Act.
(G)    There are no material contracts outstanding to which the Acquiring Fund is a party other than those disclosed in the Registration Statement or the Combined Information Statement/Prospectus, that have otherwise not been disclosed to the Acquired Fund or those entered into in the ordinary conduct of its business and there are no outstanding options or rights to acquire its Shares.
(H)    As of the Closing Date, the Shares of the Acquiring Fund which the Acquiring Fund issues to the Acquired Fund pursuant to this Agreement will (i) be duly authorized, legally and validly issued, fully-paid and non-assessable, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof; (ii) conform to the description thereof contained in the Acquiring Fund’s Prospectus; and (iii) be duly registered under and offered in compliance with applicable requirements of the Securities Act and in the states where registration is required; and, as of such date, the Acquiring Fund will be duly registered under the 1940 Act and such registration will not have been revoked or rescinded.
(I)    Following the Closing Date, the Acquiring Fund shall consistently report the transaction as a reorganization under Section 368(a) of the Code, and the Acquiring Fund shall for its taxable year that includes the Closing Date satisfy the requirements necessary to qualify as a regulated investment company that is eligible to compute its federal income tax under Section 852 of the Code. The Acquiring Fund shall not take any action, or cause any action to be taken or fail to be taken, which action or failure could cause the Acquiring Fund to fail to qualify or be treated as a regulated investment company for such taxable year.
(J)    The Acquiring Fund does not own, directly or indirectly, any shares of the Acquired Fund.
(K)    If the reorganization becomes effective, the Acquiring Fund will treat each shareholder of the Acquired Fund who receives any of the Shares as a result of the reorganization as having made the minimum initial purchase of Shares of the Acquiring Fund received by such shareholder for the purpose of making additional investments in Shares, regardless of the value of the Shares of the Acquiring Fund received.
6.    Representations, Warranties and Covenants of Both Funds.
6.1.    Each of the Acquiring Fund and the Acquired Fund hereby represents to the other that no broker or finder has been employed by it with respect to this Agreement or the transactions contemplated hereby.
6.2.    Each of the Acquiring Fund and the Acquired Fund represents and warrants to the other that the information concerning it in the Combined Information Statement/Prospectus will not, as of the effective date of the Registration Statement of which it is a part, contain any untrue statement of a material fact or omit to state a fact necessary to make the statements concerning it therein not misleading and that the financial statements concerning it contained or incorporated by reference therein will present the information shown fairly in accordance with generally accepted accounting principles consistently applied.
6.3.    Each of the Acquiring Fund and the Acquired Fund represents and warrants to the other that the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the respective Fund, and that this Agreement constitutes a valid and binding obligation of each Fund, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with the Acquiring Fund’s performance of this Agreement and no other consents, authorizations or approvals are necessary in connection with the Acquired Fund’s performance of this Agreement. Each of the Acquiring Fund and the Acquired Fund further represents and warrants that the performance of this Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party.
6.4.    Each of the Acquiring Fund and the Acquired Fund hereby further represents and warrants that:
(a) The aggregate fair market value of the Shares of the Acquiring Fund received by each shareholder of the Acquired Fund will be equal to the aggregate fair market value of the shares of the Acquired Fund surrendered in the exchange;

(b) Broadview and Madison shall equally bear the costs and expenses of the transactions contemplated hereby that are incurred by the Acquired Fund, including, without limitation, the costs and expenses of the Acquired Fund’s legal counsel and auditors in connection with the preparation of the Registration Statement and the Combined Information Statement/Prospectus included therein, provided that such expenses shall not exceed $40,000 in the aggregate. Any such expenses of the Acquired Fund in excess of the $40,000 shall be borne by Broadview. Madison shall bear the costs and expenses of the transactions contemplated hereby that are incurred by the Acquiring Fund or Madison, including the costs and expenses of the Acquiring Fund’s legal counsel and auditors in connection with the preparation of the Registration Statement and the Combined Information Statement/Prospectus included therein. Notwithstanding the foregoing, the Acquiring Fund and the Acquired Fund will each pay any brokerage commissions, dealer mark-ups, transfer taxes and similar expenses (“Portfolio Expenses”) that it may incur in connection with the purchase, sale or transfer of portfolio securities contemplated in connection with this Agreement.
(c) There is no intercorporate indebtedness existing between the Acquired Fund and the Acquiring Fund that was issued, acquired, or will be settled at a discount;
(d) Except as otherwise expressly provided herein, the Acquired Fund and the Acquiring Fund will operate in the ordinary course of business between the date hereof and the Closing Date; and
(e) Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund agree that each respective Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
6.5.    The Acquiring Fund agrees that it will prepare and file the Registration Statement, which shall contain the Combined Information Statement/Prospectus as contemplated by Rule 145 under the Securities Act. Each of the Acquiring Fund and the Acquired Fund represents and warrants that it will use its best efforts to have the Registration Statement declared effective and to supply such information concerning itself for inclusion in the Combined Information Statement/Prospectus as may be necessary or desirable in this connection.
7.    Termination.
7.1.    The obligations of the parties under this Agreement shall be subject to the right of either party to abandon and terminate this Agreement without liability: (a) if the other party breaches any material provision of this Agreement or if any material legal, administrative or other proceeding shall be instituted or threatened between the date of this Agreement and the Closing Date (i) seeking to restrain or otherwise prohibit the transactions contemplated hereby and/or (ii) asserting a material liability of either party not disclosed on the date hereof, which proceeding has not been terminated or the threat thereof removed prior to the Closing Date), (b) upon a determination by the party’s Board, as appropriate, that the consummation of the transactions contemplated herein is no longer in the best interest of the party, and the delivery of prompt notice to the other party hereto, or (c) in accordance with Section 1.4.
7.2.    Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, neither the Acquiring Fund nor the Acquired Fund shall be liable to the other for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth above.
8.    Indemnification.
    8.1.     The Acquired Fund shall indemnify and hold harmless, out of the assets of the Acquired Fund but no other assets, Madison Funds and the trustees and officers of Madison Funds (for purposes of this Section, the “Madison Funds Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Madison Funds Indemnified Parties in connection with, arising out of or resulting from any claim, action, suit or proceeding in which any one or more of the Madison Funds Indemnified Parties may be involved or with which any one or more of the Madison Funds Indemnified Parties may be threatened by reason of any breach of any representation, warranty or covenant of the Acquired Fund contained in this Agreement or untrue statement or alleged untrue statement of a material fact contained in the Acquired Fund Prospectus, or, to the extent based on or derived from the Acquired Fund Prospectus or other documents provided by the Acquired Fund, contained in the Registration Statement or the Combined Information Statement/Prospectus or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Broadview Funds or the Acquired Fund required to be stated therein or necessary to make the statements relating to Broadview Funds or the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Madison Funds Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Broadview Funds or the Acquired Fund. The Madison Funds Indemnified Parties will notify Broadview Funds and the Acquired Fund in writing within ten days after the receipt by any one or more of the Madison Funds Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Madison Funds Indemnified Party as to any matters covered by this Section. The Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section, or, if it so elects, to assume at its expense by counsel satisfactory to the Madison Funds Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Acquired Fund elects to assume such defense, the Madison Funds Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Acquired Fund’s obligation under this Section to indemnify and hold harmless the Madison Funds Indemnified Parties shall constitute a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section without the necessity of the Madison Funds Indemnified Parties’ first paying the same.

8.2.    The Acquiring Fund shall indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, Broadview Funds and the trustees and officers of Broadview Funds (for purposes of this Section, the “Broadview Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of Broadview Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Broadview Indemnified Parties may be involved or with which any one or more of the Broadview Indemnified Parties may be threatened by reason of any breach of any representation, warranty or covenant of the Acquiring Fund contained in this Agreement or untrue statement or alleged untrue statement of a material fact (except to the extent based on or derived from the Acquired Fund Prospectus or other documents provided by the Acquired Fund) contained in the Registration Statement or the Combined Information Statement/Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any amounts paid by any one or more of the Broadview Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Acquiring Fund. The Broadview Indemnified Parties will notify the Acquiring Fund in writing within ten days after the receipt by any one or more of the Broadview Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Broadview Indemnified Party as to any matters covered by this Section. The Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section, or, if it so elects, to assume at its expense by counsel satisfactory to the Broadview Funds Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Broadview Funds Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Acquiring Fund’s obligation under this Section to indemnify and hold harmless the Broadview Funds Indemnified Parties shall constitute a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section without the necessity of the Broadview Funds Indemnified Parties’ first paying the same. The Acquiring Fund agrees that, for a period of six (6) years following the Closing Date, in the event professional liability insurance coverage is not available to the trustees of the Acquired Fund, the trustees of the Acquired Fund shall be entitled to the rights to indemnification and limitations of liability as set forth in the Declaration of Trust of the Acquiring Fund in effect as of the Closing Date.
9.    Tax Matters.
9.1.    As soon as practicable after the Closing Date, Broadview Funds will provide to the Acquiring Fund (i) a statement of the adjusted federal income tax basis of the assets transferred to the Acquiring Fund pursuant to this Agreement, (ii) the amount of capital loss carryforwards or other tax attributes of the Acquired Fund for federal income tax purposes as of the Closing Date and (iii) a copy of any other tax books and records of the Acquired Fund necessary for purposes of preparing any tax returns required by law to be filed after the Closing Date.
9.2.     Broadview Funds shall file or cause to be filed tax returns required to be filed with respect to the Acquired Fund for the taxable year ending on September 30, 2018 and shall pay or cause to be paid any taxes shown as due thereon. Madison Funds shall file or cause to be filed all tax returns required to be filed with respect to the Acquired Fund or the Acquiring Fund for any period ending after the Closing Date and shall pay or cause to be paid any taxes shown as due thereon.
9.3.     Broadview Funds and Madison Funds will reasonably cooperate with each other in connection with (i) the tax preparation and filing of tax returns with respect to the Acquired Fund that are due after the Closing Date and (ii) the declaration and payment of any dividend or dividends, including pursuant to Section 855 of the Code, with respect to the Acquired Fund for the taxable year ending on September 30, 2018 and the taxable year that includes the Closing Date.
10.    Miscellaneous.
10.1.    Notice is hereby given that this Agreement is executed on behalf of the trustees of Madison Funds as trustees and not individually, and that the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of Madison Funds individually but are binding only upon the assets and property of the Acquiring Fund.
10.2.    Notice is hereby given that this Agreement is executed on behalf of the trustees of Broadview Funds as trustees and not individually, and that the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of Broadview Funds individually but are binding only upon the assets and property of the Acquired Fund.
10.3.    All persons dealing with the Acquiring Fund or the Acquired Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund, as neither the trustees, officers, agents nor shareholders of the Funds or other series of Madison Funds or Broadview Funds, as the case may be, assume any liability for obligations entered into on behalf of any of the Acquiring Fund or the Acquired Fund.
10.4.    All prior or contemporaneous agreements and representations (written or oral) are merged into this Agreement, which constitutes the entire contract between the parties hereto and may not be changed or terminated orally.
10.5.    This Agreement may be amended, modified or supplemented in writing at any time by mutual consent of the parties hereto.
10.6.    At any time prior to the Closing Date, the parties may waive compliance with any of the provisions made for its benefit contained herein by executing a written acknowledgement of such waiver.

10.7.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
10.8.    Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service or registered or certified mail, return receipt requested, or sent by telefacsimile, and addressed as follows:
To the Acquired Fund or Broadview:
Broadview Advisors, LLC
Attention: General Counsel
330 East Kilbourn, Suite 1475
Milwaukee, WI 53202
To the Acquiring Fund or Madison:
Madison Asset Management, LLC
Attention: General Counsel
550 Science Drive
Madison, WI 53711
(608) 663-9010 (fax)
10.9.    This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to this Agreement shall, however, not be assignable.

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